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                                AGREEMNT OF SALE

      THIS AGREEMENT OF SALE (the "Agreement") is made this 21 day of April, 1997 by and between NANKIN ASSOCIATES, a New Jersey limited partnership, having an office at 24 River Road, P. 0. Box 408, Bogota, New Jersey 07603 (the "Seller") and NET 2 L.P., a Delaware limited partnership, or its assignee having an office at 355 Lexington Avenue, New York, New York 10017 (the "Buyer") .

                               W I T N E S S E T H

ARTICLE 1. RECITALS

      1.01. The Property. Seller is the owner of certain real property consisting of approximately 9.7 acres of land and the buildings and improvements constructed thereon, situated in the City of Westland, County of Wayne, State of Michigan, as more particularly described in Exhibit "A" attached hereto and made a part hereof. The aforesaid real property, buildings and improvements, together with the fixtures and mechanical and utility systems thereon, are hereinafter collectively called the "Property". The Property is subject to a lease with Wal-Mart Stores, Inc. ("Wal-Mart") pursuant to the terms of the following documents and agreements which are hereinafter collectively called the "Lease":

      a. Free Standing Lease dated April 18, 1988 between Commerce Associates #1160 Limited Partnership, as landlord and Pace Membership Warehouse, Inc., as tenant;

      b. Memorandum of Lease dated April 18, 1988 between landlord and tenant, filed for record April 21, 1988 in Liber 23692, page 912 in the Recorder's Office of Wayne, County, Michigan.


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      c     Lease Assignment and Assumption Agreement dated August 30, 1989 from landlord to Seller filed for record September 5, 1989 in Liber 2419, page 772 in the aforesaid records.

      d. Assignment and Assumption of Lease dated to be effective on January 10, 1994 from tenant to Wal-Mart Stores, Inc. ("Wal-Mart") .

      e. First Amendment to Lease Agreement dated January 10, 1994 between Seller and Wal-Mart.

      On the date hereof, the Property is subject to a Mortgage and Security Agreement dated September 7, 1989 between Seller, as mortgagor, and Metropolitan Life Insurance Company ("Mortgagee") , as mortgagee, recorded September 8, 1989 in Liber 24325, Page 212 of the aforesaid records and a Collateral Assignment of Rents and Leases between Mortgagee and Seller dated September 7, 1989 and recorded in the aforesaid records at Liber 24325, page 946 on September 8, 1989 (the "Loan Documents") ;

      The Loan Documents secure a note of even date therewith in the original principal amount of $5,700,000 (the "Note") .

      The Note and Loan Documents are hereinafter referred to as the "Obligations".

      Photocopies of all of the documents constituting the Lease and the Obligations have been delivered by Seller to Buyer.

      1.02. Purpose. Seller desires to sell or cause the Property to be sold to Buyer and Buyer desires to purchase the same, subject to the Lease and the Obligations.

      NOW, THEREFORE, in consideration of the Property and of the mutual covenants and agreements contained herein, and other good


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and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Buyer and Seller hereby covenant and agree as follows:

ARTICLE 2. SALE AND PURCHASE

      2.01. Sale and Purchase. Seller agrees to sell and convey and Buyer agrees to purchase all of Seller's right, title and interest in and to the Property together with (i) all right, title and interest in and to the Lease, (ii) all right, title and interest, if any, in and to any land lying in the bed of any street, road, or avenue, open or proposed, in front of or adjoining the Property, to the centerline thereof, (iii) rights of way or passageways appurtenant to or benefiting the Property, (iv) any award made or to be made on account of any taking of any portion of the Property by any public purpose organization or entity and any award made for damages to the Property or any part thereof by reason of change of grade or the closing of any street, road or avenue, (v) all strips and gores, if any, abutting or adjoining the Property, and (vi) all other rights, benefits and privileges appurtenant to or benefiting the Property. Seller shall execute, acknowledge and deliver to Buyer, at Closing as hereinafter defined, all proper instruments for the assignment and collection of any award covered by (iv) above.

      2.02. Purchase Price. The purchase price for the Property shall be equal to the sum of SEVEN MILLION FIFTY THOUSAND and 00/100 DOLLARS ($7,050,000.00) (the "Purchase Price") which price


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includes the outstanding principal balance of, and accrued interest on, the
Obligations which at may 1, 1997 shall not exceed $4,743,207. The parties agree that the actual principal balance of, and accrued interest on, the Obligations shall be used on the Closing Date in calculating the cash portion of the Purchase Price. The Purchase Price shall be paid to Seller by Buyer in the following manner:

            a) The Deposit. A ONE HUNDRED THOUSAND DOLLAR ($100,000.00) earnest money deposit will be delivered by Buyer to Commonwealth Land Title Insurance Company, 8 Penn Center, Philadelphia, Pennsylvania 19103, Attention: Gary Sternick (the "Escrow Agent") or to such other Escrow Agent mutually agreed upon by Buyer, and Seller, upon the execution of this Agreement, to be held in an interest bearing account pending the Closing, which deposit shall be non-refundable except as hereinafter described (the "Deposit") .

            (i) The Escrow Agent shall hold the deposit in directobligations of the United States of America or any instrumentalityor agency of the United States of America, or obligationsguaranteed as to the payment of principal and interest by theUnited States of America, or interest bearing certificates of deposit or money market deposit account insured as to the payment of principal and interest by the FDIC. The Deposit shall be distributed as follows:

                  (aa) In the event the purchase and sale of the Property closes as contemplated by this Agreement, the Escrow Agent shall


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pay the Deposit plus any accrued interest to Seller at Closing and the entire sum shall be credited against the Purchase Price.

                  (bb) In the event that (i) Seller has performed all of its obligations hereunder and all of the preconditions to Closing have been satisfied or waived (including but not limited to those set forth in Article 3) and the Closing does not occur because Buyer violates or fails to perform any of the terms or conditions of this Agreement, or (ii) in the event Buyer willfully violates or fails to perform its obligations hereunder, then, after not less than five- (5) business days notice to Buyer, the Deposit plus any accrued interest shall be paid to and retained by Seller as liquidated damages, which shall be the sole remedy of Seller for such breach, and this Agreement shall be null and void and neither party shall have any further obligation to the other hereunder.

                  (cc) If Seller shall be unable to sell and convey the Property in accordance with the terms, covenants and conditions of this Agreement for any reason whatsoever (other than the exercise by Wal-Mart of its Preferential Right to Purchase pursuant to Section 20 of the Lease and other than Seller's willful refusal to convey title to the Property) , then the Deposit plus any accrued interest shall be returned to Buyer together with an amount equal to Buyer's third party due diligence and legal expenses, not to exceed $5,000.00 in the aggregate and thereafter neither party shall have any further obligations hereunder, other than those, if any, which specifically survive the termination of this Agreement.


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                  (dd) If Seller shall be unable to sell and convey the Property in accordance with the terms, covenants and conditions of this Agreement because of the exercise by Wal-Mart of its Preferential Right to Purchase pursuant to
Section 20 of the Lease, then the Deposit plus any accrued interest shall be returned to Buyer together with an amount equal to Buyer's third party due diligence and legal expenses, not to exceed $15,000.00 in the aggregate and thereafter neither party shall have any further obligations hereunder, other than those, if any, which specifically survive the termination of this Agreement.

                  (ee) In the event that Seller willfully refuses to convey title (as distinguished from its inability to satisfy conditions for which it is responsible) , Buyer shall have the right to either (i) require the Deposit plus any accrued interest to be returned to it together with an amount equal to Buyer's third party due diligence and legal expenses not to exceed $5,000.00 in the aggregate or (i i) pursue its remedies in law and equity, including without limitation, a suit for specific performance and/or monetary damages.

            b) The Cash Purchase Price or the remainder of the Purchase Price, as the case may be, shall be paid by cash, wire transfer or any other immediately available funds at Closing.

ARTICLE 3. CONDITIONS PRECEDENT TO CLOSE

      The obligation of the parties hereto to each other and to otherwise perform their respective obligations hereunder shall be


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subject to the following being completed at or prior to Closing or within such time frame as is specifically designated below:

      3.01. Limited Partner Consent. Buyer acknowledges that it understands that Seller is a limited partnership and that under its Partnership Agreement, the general partner is required to obtain the consent of a majority-in-interest of the limited partners of Seller for the Partnership to proceed with the transaction contemplated by this Agreement. Therefore, all of Seller's obligations under this Agreement are entirely subject to its obtaining the consent of a majority-in-interest of the limited partners of Nankin Associates. Seller shall use its best efforts to obtain such consent within twenty-one (21) days of the full execution and delivery of this Agreement. If Seller is unable to obtain such consent this Agreement shall be deemed canceled in which event the provisions of Section 2.02(a) (i) (cc) shall apply and this Agreement shall be null and void and neither party shall have any further obligations to the other hereunder.

      3.02. Wal-Mart Waiver. The obligations of Buyer to buy and of Seller to sell the Property are subject to Wal-Mart's Preferential Right to Purchase Option contained in Section 20 of the Lease. Immediately upon execution and delivery of this Agreement to Seller, Wal-Mart's waiver of this right will be sought by delivery to Wal-Mart of the letter attached hereto as Exhibit C. In the event Wal-Mart exercises its Preferential Right to Purchase Option, then this Agreement shall be null and void, of no further


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force and effect, the provisions of Section 2.02 (a) (i) (dd) shall apply and all obligations of the parties hereto to each other shall cease.

      3.03. Mortgage Consent. Seller shall deliver to Buyer a writing in recordable form which, to the satisfaction of Buyer, indicates (a) that the Mortgagee consents to this transfer; (b) that all references to Seller and its affiliates shall be deemed deleted from the Mortgage and Buyer or its Assignee shall be substituted in its place; (c) the outstanding principal balance due under the Note; (d) that there are no events of default outstanding with respect to the respective Obligations and no event which with the passage of time or giving of notice or both would constitute an event of default under any of the Obligations; and (e) that upon the Closing, Seller shall assign to Buyer or its Assignee and, Buyer or its Assignee shall assume, all of Seller's rights, duties and obligations under the obligations as modified pursuant to this section with respect to the Property from and after the Closing. The foregoing instrument is hereinafter referred to as the Consent and Assignment and Assumption Agreement or "Mortgage Agreement" in substantially the form attached hereto as Exhibit F. Any fees or expenses related to obtaining the Mortgage Agreement from Mortgagee or otherwise incurred in obtaining the consent of the Mortgagee shall be borne by Seller. If Seller is unable to obtain a Mortgage Agreement from Mortgagee, the provisions of Section 2.02(a) (i) (cc)


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shall apply, this Agreement shall be null and void and neither party shall have any further obligation to the other hereunder.

      3.04. Title. Title to the Property shall be (a) good and marketable and free of all liens, encumbrances, restrictions, easements and rights of others of record but shall be subject to the permitted title exceptions, shown of record and approved by Buyer, none of which shall inhibit or prohibit the use and operation of the Property as it is being used and operated on the Closing Date (collectively the "Permitted Encumbrances,') , and (b) insurable as aforesaid at regular standard rates pursuant to a 1992 .Form B ALTA Owner's Title Insurance Policy with extended coverage in an amount equal to the Purchase Price.

      If title to the Property cannot be conveyed to Buyer at the time of Closing in accordance with the requirements of this Agreement, then Buyer shall have the option:

            a) of taking such title as Seller can cause to be conveyed and/or waiving the unfulfilled condition, without abatement of the Purchase Price (except that any existing encumbrance on the Property securing a monetary obligation created or incurred by Seller or Tenant shall be required to be removed forthwith by the payment of the precise amount due and owing, not including any premium, and discharged by Seller from the proceeds of the Purchase Price) , whereupon the parties hereto shall consummate the transaction as contemplated and the provisions


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relating to the condition of title shall be deemed waived by Buyer; or

            b) of terminating this Agreement by written notice to Seller, whereupon this Agreement shall be deemed terminated as of the date of such notice, the provisions of Section 2.02(a) (i) (cc) shall apply, and neither Seller nor Buyer shall be further obligated to the other.

      3.05. Survey. Seller shall deliver to Buyer an ALTA survey of the Property dated after the effective date of this Agreement, certified to Buyer and Escrow Agent showing metes and bounds of the Property and describing and locating the Permitted Encumbrances.

      3.06. Environmental-Compliance. Seller shall provide Buyer with evidence, in the form of a Phase I Environmental Assessment dated after the date hereof and made for Buyer's direct benefit, that the Property is not subject to the presence of any hazardous substance, material or waste which would render the Property environmentally de4Lec-@-ive. In the event the Phase I Environmental Assessment is not satisfactory to Buyer, Buyer shall have the right, at its sole cost and expense to order a Phase II Environmental Assessment. In the event Buyer determines that the Phase II Environmental Assessment is unsatisfactory, Buyer shall immediately notify Seller, whereupon this Agreement shall be terminated, the Deposit and any interest earned thereon shall be returned to Buyer and neither party shall be further obligated to the other.


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      3.07. Deed. The deed conveying the Property to Buyer shall be a limited warranty deed in proper form for recording in the State of Michigan and shall be duly executed and acknowledged so as to convey to Buyer fee simple title to the Property subject only to the Permitted Encumbrances (the "Deed") .

      3.8. Contingency Date. Seller shall deliver to Buyer the Wal-Mart Waiver, Mortgage Agreement, Title Commitment (which shall include complete and legible copies of all recorded and unrecorded documents referenced therein) , Survey, Environmental Assessment and notice of -receipt of the limited partner's consent in accordance with Sections 3.01, 3.02, 3.03, 3.04, 3.05 and 3.06 hereof. if Buyer shall consider any of such items as unsatisfactory, then Buyer must notify Seller of its specific objection within seven (7) days of receipt thereof provided that with respect to title, it shall be seven (7) days after Buyer's receipt of the later of the Survey or the Title Commitment. Seller shall then have fifteen (15) days to cure such objection to the reasonable satisfaction of Buyer, unless Seller notifies Buyer that it will -require additional time to cure the objection, which additional time cannot exceed fifteen (15) days, unless otherwise agreed by the parties, at the end of which period the specific condition precedent will be satisfied, unless waived without any adjustment to the Purchase Price or deemed unsatisfied by Buyer. In the event any condition is unsatisfied, the provisions of section 2.02(a) (i) (cc) shall apply, this Agreement shall be null and void and neither party


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shall have any further obligations to the other hereunder. The date by which all such items listed above shall be delivered to Buyer shall be hereinafter referred to as the "Contingency Date" which the parties hereto agree shall be on or before thirty (30) days after the Execution Date.

ARTICLF 4.. CLOSING AND ESCROW.

      4.01. Escrow Instructions. This Agreement, together with any "General Provisions" on Escrow Agent's standard preprinted form of escrow instructions, shall serve as the instructions to Escrow Agent for consummation of the purchase and sale contemplated hereby. In the event Escrow Agent fails to timely execute and deliver counterparts of this Agreement and any supplemental instructions in a timely manner, either Buyer or Seller may substitute as Escrow Agent hereunder any other title or escrow company. reasonably acceptable to the other which is willing to so execute and deliver this Agreement. Seller and Buyer agree to execute such additional and supplemental escrow instructions as may be appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplemental escrow instructions, including such General Provisions, the terms of this Agreement shall control, unless the parties hereto specifically state that the same is meant to modify this Agreement. The date that Escrow Agent accepts this Agreement shall be deemed the date of "Opening of Escrow".


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      4 .02. Closing. The Closing shall occur by mail through the Escrow Agent or at such offices and in such manner as the parties may mutually agree. The Closing shall occur on the later to occur of (a) sixteen (16) days after the Contingency Date, and (b) two (2) business days after the delivery by Mortgagee of the executed Mortgage Agreement. In the event the Mortgage Agreement is not received by Seller on or before fourteen (14) days after the Contingency Date, then Seller shall have the option to adjourn or postpone the Closing for up to sixty (60) days after the Contingency Date. If the Mortgage Agreement is not received by Seller on or before the date designated by Seller, from time to time, as the final Closing Date (which date shall not extend beyond sixty (60) days after the Contingency Date) then, Section 2.02(a) (i) (cc) shall apply for all purposes. The words "Close", "Closing Date" or "Closing" shall mean the time of recordation of the Deed, Lease Assignment and Assumption Agreement and Mortgage Agreement.

ARTICLL 5. PRORATIONS AND.APPORTIONMENTS.

      5.01. Any rents paid or payable under the Lease and interest on the Obligations paid by Seller shall be prorated or adjusted as of the date of Closing. Notwithstanding the foregoing, Buyer and Seller agree that the entire percentage rent due to Seller for the Wal-Mart fiscal year ending January 31, 1998 (or if the fiscal year of Wal-Mart under the Lease is from May 1st to April 30th, then for the Wal-Mart fiscal year under the Lease ending April 30, 1998) shall be paid to Buyer. This Article 5.01 shall survive Closing.


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      5.02. Seller shall pay for all transfer and deed taxes, recording charges, documentary stamps, survey preparation, Phase I Environmental Assessment, title search and examination fees, premium for an ALTA-B owner's title insurance policy with an amount of insurance equal to the Purchase Price of the Property, including the Obligations assumed, and any transfer fees due Mortgagee. Buyer and Seller shall each pay its own legal fees.

ARTICLE 6. DELIVERY OF DOCUMENTS

      6.01. Additional Documents to be Delivered by Seller. Seller shall deliver the following documents to Buyer at or prior to Closing as a condition of Buyer's obligation to complete Closing hereunder:

            a) Estoppel Letters;

              i) An Estoppel Letter dated no earlier than thirty (30) days prior to Closing and Waiver of Preferential Right to Purchase from Wal-Mart signed by an authorized officer, substantially in the form attached hereto as Exhibits "B" and "C".

              ii) Estoppel Letter dated no earlier than thirty (30) days prior to Closing and Consents from Mortgagee signed by authorized officers, substantially in the form attached hereto as Exhibit "D".

            b) Plans and Specifications; Any set of plans and/or working drawings pertaining to the construction of the building and improvements which are in possession of Seller.


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            c) Title Policy; A 1992 ALTA owner's policy of title insurance with extended coverage in the amount of the Purchase Price dated the Closing Date issued by the Escrow Agent, showing title to be as described in Section 3.04 above.

            d) Cash, Deed, Assignment and Assumption of Lease and Mortgage Agreements; At Closing, Buyer shall wire transfer the Cash Purchase Price or the remainder of the Purchase Price, as the case may be, to Escrow Agent. At that time, Seller shall cause Escrow Agent to record and deliver to Buyer (i) the Deed; (ii) the Lease Assignment and Assumption Agreement; and (iii) the Mortgage Agreement. Upon recordation of the aforesaid documents, Escrow Agent shall be authorized and directed to release the Cash Purchase Price, as adjusted, to or at the direction of Seller and in accordance with the provisions of this Agreement.

            e) Warranties and Guarantees; An assignment (subject to any rights of Wal-Mart therein) by Seller to Buyer of any remaining warranties or guarantees of any general contractors, subcontractors, materialmen and equipment suppliers performing any work on, or supplying any material to, the Property, together with the original, executed copies of any such warranties and guarantees in possession of Seller.

            f) Licenses and Permits; An assignment of all transferable licenses, permits, certificates and approvals, if any, existing in connection with the Property, to the extent that any


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such items have not already been assigned to Wal-Mart pursuant to the Lease.

            g) Environmental Compliance; Evidence in the form of a Phase I Environmental Assessment dated after the date hereof and made for Buyer's direct benefit that the Property is not subject to the storage, disposition or presence of any hazardous substance, material or waste which would render the Property environmentally defective.

            h) Lease; The original executed documents, or if unavailable, certified copies constituting the Lease, together with a Lease Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit "E".

            i) Mortgage; True and correct copies of all of the executed documents constituting the obligations, together with the Mortgage Agreement.

            j) FIRPTA Certificate; An executed FIRPTA Certificate.

            k) Tenant- Notice; Seller will deliver an executed notice to Wal-Mart of the completion of the sale and directing Wal-Mart to pay all rent and other payments thereafter due under the Lease at the direction of Buyer, including percentage rents due under the Lease in 1998.

      6.02. Documents to be Delivered by Buyer. Buyer shall deliver to Seller at closing:

            a) An executed Lease Assignment and Assumption Agreement substantially in the form attached Exhibit "E".


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            b) Executed Mortgage Agreement.

            c) Such other documents as the Holders may reasonably require.

ARTICLE 7. REPRESENTATIONS.

      7.01. Seller's warranties. Seller warrants, covenants and represents to Buyer as follows, all of which warranties, covenants and representations are and shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing:

            a) Seller is a limited partnership duly organized and existing under and by virtue of the laws of the State of New Jersey, and has full power and authority to enter into this Agreement and to perform its obligations hereunder. The limited partnership agreement of Seller provides the general partner, DVL, Inc., with authority to execute any and all documents necessary for this transaction assuming limited partner consent in accordance with Section 3.01 hereof is obtained. DVL, Inc. is a corporation duly organized, existing and in good standing under and by virtue of the laws of the State of Delaware and has full power and authority to enter into this Agreement as general partner of Seller and to perform its obligations hereunder.

            b) (i) Except for those documents constituting the Lease, there are no other agreements, understandings or promises, oral or written, between Seller and Wal-Mart relating to the Property, and no outstanding contracts or leases entered into by


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Seller relating to the use, occupancy, maintenance or otherwise relating to the
Property.

              (ii) The copy of the Lease delivered by Seller to Buyer is a true, accurate and complete copy of the Lease and has not been further modified or amended. Seller will not modify the Lease after the date of this Agreement without the prior written consent of Buyer. The Lease is in full force and effect. Other than Wal-Mart, there are no tenants, occupants or other parties having any right or option to occupy the Property or any portion thereof.

              (iii) There has been no default by Wal-Mart in the payment of rent or any other sum of money under the Lease, nor to the knowledge of Seller has there been any default by Wal-Mart in the performance of any other covenant, agreement or condition contained in the Lease. There are no sums to be credited to Wal-Mart or any setoffs against rent which may be claimed by Wal-Mart by reason of any alterations, rental allowances, repairs, free rent or otherwise, and Wal-Mart has not paid Seller any deposit or sum as security under the Lease. Wal-Mart has no renewal options, purchase options or rights of first refusal with respect to the Property except as shown in the Lease. No rents under the Lease have been prepaid other than for the current month and Seller will not accept any prepayment of rent, other than for the then current month, after the date hereof. Except for the Obligations, neither the Lease nor the rents payable thereunder have been assigned, pledged or otherwise encumbered that will not be removed prior to


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the Closing. No broker or other intermediary is entitled to receive any leasing, brokerage or other compensation out of, or with respect to, rents under the Lease.

              iv) All obligations of Seller as lessor under the Lease which shall have accrued at or prior to the Closing will have been performed at or prior to the Closing. Seller has taken no action which would constitute a default under the Lease or which, with notice or passage of time or both, would constitute a default under the Lease.

            c) (i) The copies of the obligations delivered by Seller to Buyer are true, correct and complete copies thereof and have not been further modified or amended. Seller will not modify or amend the obligations after the date of this Agreement without the prior written consent of Buyer.

             (ii) Seller has taken no action which would constitute a default under the Obligations, or which, with notice or passage of time or both, would constitute a default under the obligations. Seller shall, between the date hereof and the date of closing, fully comply with all of the terms and conditions to be performed under the Obligations. All duties, responsibilities and agreements of Seller under the Obligations which shall have accrued at or prior to the Closing shall have been performed at or prior to the Closing. To the best of Seller's knowledge, there has occurred no default by the Mortgagee in the performance of any of their respective Obligations.


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            d) No assessments for public improvements have been made against the
Property which remain unpaid and Seller has no knowledge and has received no notice of any proposed assessment for public improvements.

            e) Seller has no knowledge of any action, suit or proceeding pending, threatened against or affecting the Property or any portion thereof (including but not limited to a pending or threatened, or contemplated condemnation of the Property) , or relating to or arising out of, the ownership, management or operation of the Property.

            f) There are no outstanding, uncured notices issued by any municipal or other governmental authority, or by any insurance carrier which has issued a policy with respect to the Property, requiring or calling attention to the need for any work, repairs, construction or installation on, about, or in connection with the Property.

            g) The Property is properly zoned (or any variances required have been properly obtained) for the operation of the building and improvements presently being operated thereon, and all necessary governmental consents, permits and approvals for such use and operation have been obtained. Neither the execution of this Agreement nor the conveyance to be made pursuant hereto constitute a subdivision or require any consent, approval or permit of any governmental authority.

            h) To the best of Seller's knowledge without conducting any independent investigation, the building and improvements


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constructed on the Property are presently in good order and repair, the roof is free from leaks and there currently are no maintenance or repair contracts pending or in progress relating to the Property.

            i) Buyer (as to the Property) and the Property will be free of any employment, management, equipment, supply or maintenance contracts which in any way affect the Property and Buyer shall be under no obligations to hire, or recognize any responsibility to, any person, persons or companies employed by Seller in connection with the operation of the Property. Notwithstanding the aforesaid, Seller makes no representation or warranty with respect to any contracts made by Wal-Mart.

            j) At the Closing, there will be no debts, liabilities or obligations of Seller arising from the ownership and operation of the Property, including, but not limited to, salaries, taxes, rates, levies and assessments which may entitle any third party to file any lien(s) or charge(s) against the Property.

            k) To the best of Seller's knowledge, without any independent investigation, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by law or by the normal operation of the Property are installed to the Property lines and connected to the Property with valid permits and are adequate to service the Property so as to permit full compliance with all existing requirements of law and normal usage of the improvements. To the best of Seller's knowledge, without any independent investigation, all electrical, mechanical, plumbing


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and similar systems on the Property are in good repair and working order.

            1) The Closing contemplated by this Agreement will not constitute or result in any default or event that with notice or lapse of time, or both, would be a default, breach or violation of any lease, mortgage, deed of trust, covenant or other agreement, instrument or arrangement by which Seller or the Property is bound. Seller is not in default under any notice, evidence of indebtedness, lease, contract, license, undertaking or other agreement where the liability thereunder might adversely affect Seller's liability to perform its obligations under this Agreement.

            m) Seller will pay all bills and claims in connection with the construction or any repair of any improvements for work done prior to Closing. Seller shall have the right to contest the same, but shall not allow any lien foreclosure to be consummated on the Property or any part thereof or interest therein with respect to any such bill or claim. If any claim is contested, Seller shall deposit cash, bond, or letter of credit with the Title Company, sufficient to satisfy such lien and to cause the Title Company to affirmatively insure against collection thereon, and the closing will proceed as though the lien(s) was (were) satisfied.

            n) To the best of Seller's knowledge without conducting any independent investigation, Seller has all of the necessary licenses, permits, easements and rights-of-way for the conduct and operation of the Property for the purposes for which they will be conducted and operated pursuant to the Lease.

            o) If prior to Closing, Seller becomes aware of any fact or circumstance which would change a representation or warranty, then Seller will immediately give notice of such changed fact or circumstance to Buyer, but such notice shall not relieve Seller of its liabilities or obligations with respect thereto. At Closing, Seller shall be deemed to state that all of the representations and warranties contained in this Section 7.01 are true and correct as of the Closing, except as to facts, if any, concerning which Buyer was notified.

ARTICLE 8. MT

      8.01- Brokers. Seller and Buyer each warrant and represent to the other that the only broker they have dealt with in connection with this transaction is Progressive Properties, Inc., 487 Woodmen Road, Suite 105, Colorado Springs, CO 80-919, ATTN: Richard M. Terzian (the "Broker") A total commission of $80,000 shall be paid to the Broker by Seller at Closing. In the event that any other claim is asserted by any other person, firm or corporation, whether a broker or otherwise, claiming a commission and/or finder's fee in respect to this transaction resulting from any act, representation or promise of Buyer or Seller, as the case may be, the party making such representation or promise or committing such act shall indemnify and save harmless the other from all loss, costs or expenses caused by any such claim.

      8.02. Damage or Destruction, Between the date hereof and Closing, Seller assumes the full risk for any damage or destruction to the Property by fire or the elements. The cost of the work of restoring, rebuilding, repairing and replacing shall be borne by Seller, at its sole cost and expense, prior to the Closing. Seller shall have an affirmative obligation to repair or cause the repair of the damage or destruction referred to herein, but, in the event that any damage or destruction to the Property cannot be repaired by the Closing, Buyer may, at its election: a) consummate the purchase contemplated hereunder by paying the Purchase Price herein set forth less only the amount of any deductible under Seller's policy of insurance, with Buyer either (i) receiving the proceeds of any insurance paid in connection with such damage or (ii) receiving the affirmative undertaking of Wal-Mart that it is repairing and restoring the Property at its sole cost and expense; or b) cancel this Agreement by written notice to Seller, in which case the Deposit plus any accrued interest shall be immediately returned to Buyer without offset and neither of the parties hereto shall have any further liability or obligation hereunder.

      8.03. Condemnation. If, prior to Closing, all or any part of the Property shall be condemned by governmental or other lawful authority, then this Agreement shall be null and void, the deposit and interest accrued thereon shall be returned to Buyer, and neither party shall have any further liability hereunder.

If prior to Closing, all or any part of the Property shall be subject to a threat of condemnation by governmental or other lawful authority, then Buyer may, at its election, cancel this Agreement, in which event the Deposit plus any accrued interest shall be returned to Buyer without offset and neither party shall have any further liability hereunder.

      8.04. Notices. All notices, demands or other communications which are required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by telecopy or Federal Express or similar delivery service, addressed to the respective parties as follows:

      If to Seller:

            Nankin Associates
            24 River Road
            P. 0. Box 408
            Bogota, New jersey 07603
            Attention:  Peter Gray

      with a copy to:

            c/o DVL, Inc.
            24 River Road
            P. 0. Box 408
            Bogota, New Jersey 07603
            Attention:  Daniel Baldwin, Esq.

      If to Buyer:

            Net 2 L.P.
            c/o The LCP Group
            355 Lexington Avenue
            New York, NY 10017
            Attention:  Richard Rouse, President
      with a copy to:

            Paul, Hastings, Jenofsky & Walker
            399 Park Avenue.
            31st Floor
            New York, NY 10022
            Attention:  Richard C. Hamlin, Esq.

or to such other address as either party may from time to time designate by notice to the other given in accordance with this section. Notice shall be deemed to have been given upon the receipt thereof in the case of personal delivery, or upon deposit in the U.S. mail in the case of mailing, or upon delivery to the delivery service in the case thereof.

      8.05. Right to Assignment. Buyer shall assign its rights under this Agreement to a single purpose entity which may be a subsidiary of Buyer or Lexington Corporate Properties, The LCP Group, East Wells Corporation or Net 1 L.P. without the consent of Seller. The term "Buyer" as used herein shall be deemed to include any assignee of Buyer..

      8.06. Exculpation. This Agreement is executed by the authorized representatives of Buyer and Seller, not individually. All persons dealing with Buyer or Seller must look solely to the assets of Buyer or of Seller for the enforcement of any claim against it. The obligations hereunder are not binding upon, nor shall resort be had to, the private property of any of the partners, directors, officers, advisors, employees or agents of Buyer or Seller.

      8.07. Interpretation. This Agreement shall be governed by the laws of the State of Michigan. The captions of articles, sections and subsections used in this Agreement are for convenience only. The singular. shall include the plural, and the masculine, feminine and neuter genders shall include the others. The provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Seller and Buyer. In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Agreement.

      8.08. Additional Documents. From time to time prior to and at the Closing, each party shall execute and deliver such instruments of transfer and other documents as may be reasonably requested by the other party to carry out the purpose and intent of this Agreement. Any amendments to this Agreement must be in writing signed by all parties hereto. Any waivers provided for in this Agreement must be made in writing by the party to be bound thereby.

      8.09. No Recording. This Agreement shall not be lodged for record in any place or office of public record. If Buyer records this Agreement, Seller, at its option, may cancel this Agreement and retain the deposit as liquidated damages; provided, however, the filing or recording of this Agreement as part of any proceedings instituted in any court of proper jurisdiction to enforce the provisions of this Agreement shall not be deemed a breach of this Section 8.09.

      8.10. Property Sold "As Is". Except as otherwise provided herein, Buyer is purchasing the Property "as is, where is, with all faults".

      8.11. Binding Effect. This Agreement shall be binding upon and shall benefit the parties hereto and their respective heirs, successors and assigns.

      8.12. Attorney's Fees. In the event the Closing fails to occur and either Seller or Buyer shall commence legal proceedings for the purpose of enforcing
Section 2.02(a) and/or Section 8.01, then the successful party in such proceeding shall be entitled to reasonable attorney's fees and costs as determined by the court. In the event the Closing occurs and either Seller or Buyer shall commence legal proceedings with respect to a breach of any term or provision of Article 7 or Section 8.01, then the successful party in such proceeding shall be entitled to reasonable attorney's fees and costs as determined by the court.

      8.13. Dependency and Survival of Provisions. The respective warranties, representations, covenants, agreements, obligations and undertakings of Seller and Buyer hereunder shall be construed as dependent upon and given in consideration of those of the other party, and shall survive the Closing and the delivery of the Deed.

      8.14. Publicity. Prior to Closing, Buyer and Seller agree that no press release or other public disclosure shall be made by it or any of its agents concerning this transaction without the prior written consent of the other party. This provision shall not be deemed to prohibit governmentally required disclosures.

      8.15. Entire Agreement. This Agreement, including the Exhibits annexed hereto, represents the entire agreement between the parties with respect to the Property, and may not be modified or terminated except by agreement, in writing, signed by the parties. There are no representations, agreements, arrangements, or understandings, oral or written, relating to the subject matter which are not fully expressed herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sale the day and year first above written.

                                                SELLER:
                                                NANKIN ASSOCIATES
                                                By: DVL, Inc.,
                                                general partner

Witness:

________________________________                By:____________________________
(Corporate Seal)                                   Joyce  K. Helman
                                                   Asst. Vice President

                                                BUYER:
                                                NET 2 L.P.
                                                By:  Lepercq Net 2 L.P.
                                                By:  Lepercq Net 2 Inc.

  ATTEST:

________________________________                By:____________________________
(Corporate Seal)                                   Name:  Antonia G. Trigiani
                                                   Title:    Vice President

STATE OF NEW JERSEY )
                    )  ss.:
COUNTY OF BERGEN    )

      Before me, a Notary Public, in and for said State and County, personally appeared Joyce K. Helman, known to me to be the person, who, as the Asst. Vice President of DVL, INC., general partner of NANKIN ASSOCIATES, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that.she signed said instrument in the name and upon behalf of said corporation, as her free act and deed; that4le was duly authorized by the board of directors of said corporation.

      In witness whereof, I have subscribed my name this 21st day of April, 1997.


                                          _____________________________________
                                          Notary Public

  (Seal)

                                          My commission expires:_______________

                                                  JODY L. WINSICK-SOWRI
                                             Notary Public, State of Now Jersey
                                                        No. 2193991
                                                 Qualified in Bergen County
                                           Commission Expires September 25. 2001

STATE OF NEW YORK    )
                     )  ss.:
COUNTY OF NEW YORK   )

      Before me, a Notary Public, in and for said State and County, personally appeared Antonia G. Trigiani, known to me to be the person who as Vice President of Lepercq Net 2 Inc., the corporation which executed the foregoing instrument, signed her name, and acknowledged to me that she signed said instrument in the name and on behalf of said corporation, as her free act and deed, that she was duly authorized by the board of directors of said corporation.

      In witness whereof, I have subscribed my name this 18th day of April, 1997.

                                          _____________________________________
                                          Notary Public

  (Seal)

                                          My commission expires:_______________


                                                        DAWN M. SCHOENIG

                                                Notary Public, State of New York
                                                         No. 52-4900811
                                                   Qualified in Suffolk County
                                               Commission Expires August 3. 1997

                                   EXHIBITS

A.    Legal Description

B.    Tenant Estoppel

C.    Tenant Waiver

D.    Mortgagee Estoppel

E.    Assignment and Assumption of Lease

F.    Mortgage Agreement

                                  EXHIBIT A

A parcel of land in the Southwest one quarter of Section 4 and in the Southeast one-quarter of Section 5, Town 2 South, Range 9 East, City of Westland, Wayne County, Michigan, described as follows:

Commencing at the West one-quarter corner of Section 4, Town 2 South, Range 9 East, (Also being the East one-quarter corner of Section 5, Town 2 South, Range 9 East) and proceeding thence along the West line of Section 4, South 1 degree 28 minutes 00 seconds East, 342.75 feet to the point of beginning of the parcel herin described, said point being on the South line of Nankin Boulevard (86 feet wide) ; thence along the East line of Section 5, South 1 degree 28 minutes 00 seconds East, 295.83 feet; thence South 78 degrees 24 minutes 45 seconds West,
78.58 feet; thence South 11 degrees 35 minutes 15 seconds East 440.22 feet to a point on the East line of Section 5 and the West line of Section 4; thence continuing into the Southwest one-quarter of Section 4, South 11 degrees 35 minutes 15 seconds East, 59.78 feet to a point on the North line of Cowan Road (93 feet wide) ; thence along said North line of Cowan Road South 78 degrees 24 minutes 45 seconds West, 10.67 feet to a point on the West line of Section 4 and the East line of Section 5; thence continuing into the Southeast one-quarter of
Section 5 along said North line of Cowan Road, South 78 degrees 24 minutes 45 seconds West, 6.33 feet; thence South 76 degrees 54 minutes 00 seconds West
340.60 feet and South 74 degrees 30 minutes 15 seconds West 144.86 feet along said North line of Cowan Road; thence North 11 degrees 35 minutes 15 seconds West of 687.39 feet; thence along the Southerly line of Nankin Boulevard on the following three courses: North 49 degrees 29 minutes 30 seconds East, 199.60 feet; thence along the arc of a curve concave to the South 538.63 feet, (radius
712.44 feet, central angle 43 degrees 19 minutes 03 seconds, chord North 71 degrees 09 minutes 02 seconds East, 525.89 feet) thence South 87 degrees 11 minutes 27 seconds East, 6.42 feet to the point of beginning.

      TAX ID NO: 56 020 99 0007 007

                            [LETTERHEAD OF WAL*MART]

                                   EXHIBIT B

Subject:    Sam's Club #6666
            Westland, Michigan
            Estoppel Certificate

Gentlemen:

Wal-Mart Stores, Inc. is a tenant of Nankin Associates LP by virtue of a lease dated April 18, 1988, as amended January 10, 1994, with respect to certain real property located in Westland, Michigan (the "Property") .

We understand this letter and the information contained herein is a necessity to your determination of whether or not you will acquire the Property.

Except as noted herein below, Wal-Mart certifies and affirms to the best of knowledge that:

      a. The Lease has not been modified and is in full force and effect as written.

      b. The Leased Premises at 35400 Central City Parkway, Westland, Michigan have been accepted for possession by Wal-Ma--t on or about January 10, 1994 by virtue of an Assignment of-Lease from Pace Membership Warehouses, Inc.

      C. The Annual Base Rent due and payable under the Lease is the sum of $752,776.79 due and payable on or before the first day of each and every month in the amount of $62,731.40.

      d. Wal-Mart has no charge, lien, claim or off-set under the Lease, or otherwise, against the rents required thereunder.

      e. No rentals required under the Lease have been paid for more than 30 days in advance of their due date.

The following requirements, representations, conditions and obligations of Nankin Associates LP and, pursuant to the terms of the Lease, have been satisfied and complied with to the satisfaction of Wal-Mart:

      1.    Any lien or claim against the property which is of record:

            a. To the best of our knowledge, none at this time.

Page 2
Estoppel Certificate
Sam's Club #6666

      2.    Maintenance required to repair the following items:

            a. To the best of our knowledge, none at this time.

The information provided and the representations made herein are intended only for the use of DVL, Inc. other parties having information and knowledge to the contrary should not rely on representations made herein as a waiver of any rights, warranties, or credits of Wal-Mart Stores, Inc.

Wal-Mart Stores, Inc. requires written notification of any change of address necessitated by the above contemplated change of ownership. The representations made herein are hereby made specifically contingent upon receipt by Wal-Mart of copy of the document evidencing change of ownership, the assignment of lease, along with a cover letter from the Lessor or previous Lessor acknowledging the changes. Wal-Mart will not be responsible for untimely payment of rent that results from the failure of the parties to follow the procedures.

                                          _______________________________
                                          Property Management
Attest:                                         Wal-Mart Stores, Inc.

________________________                  _______________________________
                                          Name:
                                          Title:

STATE OF
COUNTY OF

On the ___ day of 1997, before me personally came _________________ to me known, who, being by me duly sworn, did depose and say that he is _____________________ of Wal Mart Stores Inc., the corporation described in which executed the foregoing instrument and that he signed his name thereto by order of the board of directors.

                                          _____________________________________
                                          Notary Public

                                  EXHIBIT C

                             NANKIN ASSOCIATES LP

Wal-Mart Stores, Inc.
ATTN: Property Manager
702 S.W. Eighth St.
P.0. Box 116
Bentonville, AR 72712

      Re:   Sam's Club #6666 Westland, Michigan

Dear Sir/Madam:

      Nankin Associates LP, Landlord of the above referenced store, has received a bona fide third party offer to purchase the store pursuant to the terms of the Agreement of Sale annexed hereto.

      Pursuant to Section 27 of the Lease dated April 18, 1988 covering the Premises, Wal-Mart has the right to purchase the store at the terms described in said annexed Agreement. Please sign the enclosed copy of this letter indicating your intentions to waive or exercise this option and return it to the undersigned by fax to 201-487-2029 and by mail in the enclosed envelope.

                                          Very truly yours,

                                          NANKIN ASSOCIATES LP
                                          By:  DVL, Inc., general partner

                                          By:  _________________________
                                               Name:
                                               Title:

Wal-Mart Stores, Inc. hereby chooses to
waive its First Refusal to Purchase Option

_______________________________________
Name:
Title:

Wal-Mart Stores, Inc. hereby chooses to
exercise its First Refusal to Purchase Option

_______________________________________
Name:
Title:

                                  EXHIBIT D

                             ESTOPPEL CERTIFICATE

Nankin Associates LP
24 River Road
P.O. Box 408
Bogota, NJ 07603

NET 2 L.P.
355 Lexington Avenue
New York, NY 10017

MORTGAGEE:                           Metropolitan Life Insurance Company

                                     2001 Spring Road, Suite 400
                                     Oakbrook, IL 60521-1813
                                     Loan #700227

MORTGAGOR:                           Nankin Associates LP

SECURED PREMISES:                    35400 Cowan Road
                                     Westland, Michigan  48185

      The undersigned, Mortgagee, hereby warrants and represents that:

1. The loan is evidenced by a Note dated September 7, 1989 in the original principal amount of $5,700,000 and secured by a Mortgage of even date therewith recorded with the Register of Deeds, Wayne County, Michigan, in Liber 24325, page 212 (the "Mortgage") .

2. The total monthly payments of $56,908 required under the Note, including interest of 10-1/2 percent, have been paid to ____________________. The Mortgage has a current outstanding balance of $___________.

3. The obligation is in full force and effect and Mortgagee has no knowledge of any event of default under the Mortgage or any other document evidencing or securing the Note.

4. The undersigned is a duly authorized officer of Mortgagee and is empowered to execute this Estoppel letter.

5. This Estoppel Letter is made to and for the benefit of Net 2 L.P. or its assigns in connection with its acquisition of the above referenced Secured Premises. Mortgagee understands and acknowledges that Net 2 L.P. will rely upon the representations made herein in consummating such acquisition.

ATTEST:                                 METROPOLITAN LIFE INSURANCE COMPANY

By:  _____________________              By:  _______________________
Name:                                   Name:
Title:                                  Title:

                                 EXHIBIT "E"

                  LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT made this _________ day of _________ 1993 by and between NANKIN ASSOCIATES LP, having an address at 24 River Road, Bogota, New Jersey 07603 (the "Assignor") and ______________. having an address at (the "Assignee") .

                             W I T N E S S E T H

      Contemporaneously with the execution and delivery hereof, the Assignor has sold to the Assignee certain land and the buildings and improvements thereon, located in the State of Michigan, County of Wayne, and described in Exhibit "All attached hereto and made a part hereof (the "Property") . In connection with the sale of the Property, the Assignor has agreed to assign all leases affecting the Property to the Assignee.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency and receipt of which, prior to the execution hereof, is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1. The Assignor hereby conveys, assigns, transfers and sets over to the Assignee all of its right, title and interest in, under and to the following agreements, which are hereinafter collectively called the "Lease":

      a. Free Standing Lease: Tenant Build-to-Suit Lease dated April 18, 1988 between Commerce Associates #1160 Limited Partnership ("Commerce") and Pace Membership Warehouse, Inc. ("Pace") ;

      b. Memorandum of Lease dated April 18, 1988 between Pace and Commerce, recorded in the Recorder's office of Wayne County, Michigan in Liber 23692, Page 912 on April 21, 1988; and

      c. Lease Assignment and Assumption Agreement dated August 30, 1989 between Commerce and Seller recorded as aforesaid in Liber 2419, page 772 on September 5, 1989.

      d. Assignment and Assumption of Lease effective on January 10, 1994 from Pace to Wal-Mart Stores, Inc. ("Wal-Mart") -

      e. First Amendment to Lease Agreement dated January 10, 1994 between Seller and Wal-Mart.

      2. Assignee hereby accepts the conveyance, transfer and assignment of the Lease and assumes, from and after the date hereof, the obligations of the Assignor under the Lease.

      3. All of the documents constituting the Lease have been delivered to the Assignee simultaneously with the execution hereof. The Assignor represents and warrants that the Lease has not been modified, altered or amended and that other than the Lease, there are no contracts or agreements with tenants or occupants affecting any portion of the Property.

            IN WITNESS WHEREOF, the parties have executed and delivered this Lease Assignment and Assumption Agreement as of the day and year first above written.

                                          ASSIGNOR:
ATTEST:                                   NANKIN ASSOCIATES LP

                                          By: DVL, INC.
                                          general partner

___________________________               By:_________________________________
                                             Name:
                                             Title:

  (Corporate Seal)

                                          ASSIGNEE:
ATTEST:

___________________________               By:_________________________________
                                             Name:
                                             Title:

STATE OF NEW JERSEY    )
                       ) Ss.:
COUNTY OF BERGEN       )

      On the ______ day of ____________ 1997, before me personally came ______________________, to me known, who, being by me duly sworn, did depose and say that he is of DVL, INC., general partner of Nankin Associates LP, the corporation described in and which executed the foregoing instrument, that he signed his name thereto by order of the board of directors of said corporation.

                                                _____________________________
                                                Notary Public

STATE OF               )
                       ) Ss.:
COUNTY OF              )

      On the ________ day of ____________ 1997, before me came
___________________ to me known, who being by me duly sworn, did depose and say that he is the __________________ of which executed the foregoing instrument, that he signed his name thereto as a duly authorized representative of said group.

                                                _____________________________
                                                Notary Public

Prepared by:

_________________________

                                    EXHIBIT A

A parcel of land in the Southwest one-quarter of Section 4 and in the Southeast one-quarter of Section 5, Town 2 South, Range 9 East, City of Westland, Wayne County, Michigan, described as follows:

Commencing at the West one-quarter corner of Section 4, Town 2 South, Range 9 East, (Also being the East one-quarter corner of Section 5, Town 2 South, Range 9 East) and proceeding thence along the West line of Section 4, South 1 degree 28 minutes 00 seconds East, 342.75 feet to the point of beginning of the parcel herein described, said point being on the South line of Nankin Boulevard (86 feet wide) ; thence along the East line of Section 5, South 1 degree 28 minutes 00 seconds East, 295.83 feet; thence South 78 degrees 24 minutes 45 seconds West, 78.58 feet; thence South 11 degrees 35 minutes 15 seconds East 440.22 feet to a point on the East line of Section 5 and the West line of Section 4, thence continuing into the Southwest one-quarter of Section 4, South 11 degrees 35 minutes 15 seconds East, 59.78 feet to a point on the North line of Cowan Road (93 feet wide) ; thence along said North line of Cowan Road South 78 degrees 24 minutes 45 seconds West, 10.67 feet to a point on the West line of Section 4 and the East line of Section 5, thence continuing into the Southeast one-quarter of
Section 5 along said North line of Cowan Road, South 78 degrees 24 minutes 45 seconds West, 6.33 feet; thence South 76 degrees 54 minutes 00 seconds West
340.60 feet and South 74 degrees 30 minutes 15 seconds West 144.86 feet along said North line of Cowan Road; thence 11 degrees 35 minutes 15 seconds West,
687.39 feet; thence along the Southerly line of Nankin Boulevard on the following three courses: North 49 degrees 29 minutes 30 seconds East, 119.60 feet; thence along the arc of a curve concave to the South 538.63 feet, (radius
712.44 feet, central angle 43 degrees 19 minutes 03 seconds, chord North 71 degrees 09 minutes 02 seconds East, 525.89 feet) thence South 87 degrees 11 minutes 27 seconds East, 6.42 feet to the point of beginning.

      TAX ID NO: 56 020 99 0007 007

                              EXHIBIT F

Record and Return To:
Richard C. Hamlin Esq.
Paul, Hastings, Janofsky & Walker
399 Park Avenue
New York, NY 10022

                         MORTGAGE AND SECURITY AGREEMENT
                            MODIFICATION, CONSENT AND
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS MORTGAGE AND SECURITY AGREEMENT MODIFICATION, CONSENT AND ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of the ______ day of _____ 1997 by and among METROPOLITAN LIFE INSURANCE COMPANY ("Lender") , NANKIN ASSOCIATES LP ("Seller"), and NET 2 L.P. (""Buyer")

                              W I T N E S S E T H:

      WHEREAS, Lender is the owner and holder of a certain Note Secured by Mortgage dated September 7, 1989 in the original principal amount of $5,700,000.00 made by Seller (the "Note") ;

      WHEREAS, the Note is secured by a certain Mortgage and Security Agreement dated September 7, 1989 (the "Mortgage") recorded in Liber 24325 Page 212 in the records of Wayne County, Michigan which Mortgage encumbers certain real property in Wayne County, Michigan more particularly described in Exhibit "A" annexed hereto and incorporated herein by reference (the "Property") ;

      WHEREAS, the Note is also secured by a Collateral Assignment of Leases and Rents dated September 7, 1989 (the "Assignment") recorded in Liber 24325, page 946, in the Records of the aforesaid office; and

      WHEREAS, Lender is willing to consent to the conveyance of title to the Property by Seller to Buyer, the assignment by Seller and assumption by Buyer of Seller's obligations under the Note, the Mortgage and the Assignment (collectively the "Loan Documents") and the modification and amendment of the Mortgage and the other Loan Documents subject to and in accordance with the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements of the parties hereinafter set forth, the parties agree as follows:

      1. Consent. Lender hereby consents to the conveyance and transfer of title to the Property by Seller to Buyer and the assumption by Buyer of Seller's obligations under the Loan Documents.

      2. Assignment. Seller hereby assigns to Buyer all of Seller's right, title and interest in and to the Note, the Mortgage and the Assignment, and all other documents securing the Note, to have and to hold the same unto Buyer, its successors and assigns, provided however, Seller shall remain liable for any and all obligations under the Loan Documents (other than the principal amount due under the Note) arising or accruing prior to the date hereof and which have not been performed or discharged by Seller as of the date hereof.

      3. Assumption. Buyer hereby accepts the assignment of Seller's interest in the Loan Documents and, from and after the date hereof, hereby assumes and agrees to be bound by the provisions of the Loan Documents, as herein modified and amended, including, but not limited to, the obligation to make all payments due under the Note and to perform and observe all of the covenants and agreements under the Loan Documents in accordance with their terms and conditions as herein modified and amended.

      4. Status of Loan Documents.

      (a) As of ___________ 1997, the outstanding principal balance due under the Note is $ ___________.

      (b) As of the date hereof, Seller represents and warrants, and Lender represents and warrants to the best of its knowledge without inquiry, there are no events of default outstanding under any of the Loan Documents and there is no event which with the giving of notice or the passage of time or both would constitute an event of default under any of the Loan Documents.

      5. Modification and Amendment.

      (a) As of the date hereof, all references to the Seller and its affiliates, (including but not limited to, Kenbee Management, Inc.) set forth in the Note, the Mortgage and the Assignment are hereby deleted and Buyer and its affiliates are substituted in their place.

      (b) For purposes of Paragraph 3.04 of the Mortgage, Borrower's address is:

                  Net 2 L.P.
                  355 Lexington Avenue
                  New York, NY 10017
                  Attention:   Richard J. Rouse

      6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original regardless of date of execution or delivery and together shall constitute one and the same document.

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

                                          LENDER:
ATTEST:                                   METROPOLITAN LIFE INSURANCE COMPANY


__________________________                ___________________________________
                                          Name:
                                          Title:


                                          SELLER:
ATTEST:                                   NANKIN ASSOCIATES LP
                                          By:  DVL, INC., General Partner

__________________________                By:________________________________
                                          Name:
                                          Title:

                                          BUYER:
ATTEST:                                   NET 2 L.P.

                                          By:___________________ General Partner


__________________________                By:________________________________
                                          Name:
                                          Title:

STATE OF          )
                  ) ss.:
COUNTY OF         )

      On the ____________ day of _______________ 1997, before me came
________________ to me known, who being by me duly sworn, did depose and say that (s) he is the ______________________ of Metropolitan Life Insurance Company, which executed the foregoing instrument, that he/she signed his/her name thereto as a duly authorized representative of said group.

                                        ______________________________________
                                        Notary Public
(Seal)
                                        My commission expires:________________

STATE OF NEW JERSEY )
                    ) ss.:
COUNTY OF BERGEN    )

      On the __________ day of ___________ 1997, before me, a Notary Public, in and for said State and County, personally appeared, ___________________ known to me to be the person, who as _____________ of DVL, Inc., general partner of Nankin Associates LP, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he signed said instrument in the name and upon behalf of said corporation, as his free act and deed; that he was duly authorized by the board of directors of said corporation.

                                        By:

                                        ______________________________________
                                        Notary Public
(Seal)
                                        My commission expires:________________

STATE OF          )
                  ) ss.:
COUNTY OF         )

      Before me, a Notary Public, in and for said State and County, personally appeared __________________, known to me to be the person, who as _________________ of NET 2 L.P., which executed the foregoing instrument, signed the same, and acknowledged to me that he signed said instrument as his free act and deed.

                                        By:
                                        ______________________________________
                                        Notary Public
(Seal)
                                        My commission expires:________________

                                  EXHIBIT A

A parcel of land in the Southwest one-quarter of Section 4 and in the Southeast one-quarter of Section 5, Town 2 South, Range 9 East, City of Westland, Wayne County, Michigan, described as follows:

Commencing at the West one-quarter corner of Section 4, Town 2 South, Range 9 East, (Also being the East one-quarter corner of Section 5, Town 2 South, Range 9 East) and proceeding thence along the West line of Section 4, South 31 degree 28 minutes 00 seconds East, 342.75 feet to the point of beginning of the parcel herein described, said point being on the South line of Nankin Boulevard (86 feet wide) ; thence along the East line of Section 5, South 1 degree 28 minutes 00 seconds East, 295.83 feet; thence South 78 degrees 24 minutes 45 seconds West, 78.58 feet; thence South 11 degrees 35 minutes 15 seconds East 440.22 feet to a point on the East line of Section 5 and the West line of Section 4; thence continuing into the Southwest one-quarter of Section 4, South 11 degrees 35 minutes 15 seconds East, 59.78 feet to a point on the North line of Cowan Road (93 feet wide) ; thence along said North line of Cowan Road South 78 degrees 24 minutes 45 seconds West, 10.67 feet to a point on the West line of Section 4 and the East line of Section 5; thence continuing into the Southeast one-quarter of
Section 5 along said North line of Cowan Road, South 78 degrees of 24 minutes 45 seconds West, 6.33 feet; thence South 76 degrees 54 minutes 00 seconds West
340.60 feet and South 74 degrees 30 minutes 15 seconds West 144.86 feet along said North line of Cowan Road; thence North 11 degrees 35 minutes 15 seconds West, 687.39 feet; thence along the Southerly line of Nankin Boulevard on the following three courses: North 49 degrees 29 minutes 30 seconds East, 119.609 feet; thence along the arc of a curve concave to the South 538.63 feet, (radius
712.44 feet, central angle 43 degrees 19 minutes 03 seconds, chord North 71 degrees 09 minutes 02 seconds East, 525.89 feet) thence South 87 degrees 11 minutes 27 seconds East, 6.42 feet to the point of beginning.

      TAX ID NO: 56 020 99 0007 007

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